Exhibit 99.1
Post Holdings Provides Preliminary Unaudited Selected Financial Data for Third Quarter of Fiscal 2016; Raises Certain Fiscal 2016 Guidance

St. Louis, Missouri - July 25, 2016 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today provided certain preliminary unaudited selected financial data for the third quarter of fiscal 2016, and provided an update to its previously issued non-GAAP Adjusted EBITDA guidance for fiscal 2016. This release should be read in conjunction with the financial statements and management’s discussion and analysis included in the Company’s filings with the Securities and Exchange Commission (“SEC”), as well as the matters discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended September 30, 2015.
Preliminary Unaudited Selected Financial Data for the Third Quarter of Fiscal 2016
The following are preliminary estimates for the fiscal quarter ended June 30, 2016:

•	Net sales of approximately $1,246.1 million;

•	Net earnings of approximately $3.3 million; and

•	Adjusted EBITDA of approximately $231.0 million.
The preliminary financial data discussed above consist of estimates derived from Post’s internal books and records and have been prepared by, and are the responsibility of, Post’s management, are based upon information available to management as of the date hereof, and have not been prepared with a view toward compliance with published guidelines of the SEC or the guidelines of the American Institute of Certified Public Accountants for the preparation or presentation of financial information. The preliminary estimates discussed above are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the third quarter are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change. In addition, preliminary results for the third quarter are not necessarily indicative of operating results for any future period or results for the full year.
Adjusted EBITDA is a non-GAAP measure. For additional information regarding Post’s non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measures” and “Explanation and Reconciliation of Non-GAAP Measures” later in this release.
Outlook
Post management has raised its fiscal 2016 Adjusted EBITDA guidance range to $915-$925 million, from $893-$913 million. Of the previously announced incremental $25 million investment in brand building and productivity, approximately $9 million remains to be incurred in the fourth quarter of fiscal year 2016. While Post’s annual planning process is not complete, Post management expects fiscal year 2017 Adjusted EBITDA to exceed $900 million.
Post provides guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for non-cash mark-to-market adjustments and settlements on interest rate swaps, transaction and integration costs, restructuring and plant closure costs, losses on assets held for sale and other charges reflected in the Company’s reconciliation of historic numbers, the amounts of which, based on historical experience, could be significant. For additional information regarding Post’s non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measures” later in this release.
Use of Non-GAAP Measures
The Company uses Adjusted EBITDA, a non-GAAP measure, in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EBITDA is not prepared in accordance with

U.S. GAAP, as it excludes certain items as listed later in this release, and may not be comparable to similarly-titled measures of other companies. The reconciliation of this non-GAAP measure to the most directly comparable GAAP measure is provided at the end of this release under “Explanation and Reconciliation of Non-GAAP Measures.”
Management uses certain non-GAAP measures, including Adjusted EBITDA, as key metrics in the evaluation of underlying Company and segment performance, in making financial, operating and planning decisions, and, in part, in the determination of cash bonuses for its executive officers and employees. Management believes the use of non-GAAP measures, including Adjusted EBITDA, provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this press release. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward-Looking Statements
The Adjusted EBITDA guidance for fiscal 2016, expectations regarding brand building and productivity expenditures, and the fiscal 2017 Adjusted EBITDA commentary are forward-looking statements. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include our ability to realize the synergies contemplated by the acquisition of MOM Brands; our ability to promptly and effectively integrate the MOM Brands and Post Foods businesses; our high leverage and substantial debt, including covenants that restrict the operation of our business; our ability to service our outstanding debt or obtain additional financing, including both secured and unsecured debt; our ability to continue to compete in our product markets and our ability to retain our market position; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage our costs; our ability to successfully implement business strategies to reduce costs; impairment in the carrying value of goodwill or other intangibles; the loss or bankruptcy of a significant customer; allegations that our products cause injury or illness, product recalls and product liability claims and other litigation; our ability to anticipate and respond to changes in consumer preferences and trends; changes in economic conditions and consumer demand for our products; disruptions in the U.S. and global capital and credit markets; labor strikes, work stoppages or unionization efforts; legal and regulatory factors, including advertising and labeling laws, changes in food safety and laws and regulations governing animal feeding operations; our ability to comply with increased regulatory scrutiny related to certain of our products and/or international sales; the ultimate impact litigation may have on us, including the lawsuit (to which Michael Foods is a party) alleging violations of federal and state antitrust laws in the egg industry; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; our ability to recognize the expected benefits of the closing of our Farmers Branch, Texas manufacturing facility as well as our Parsippany, New Jersey office; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired businesses; business disruptions caused by information technology failures and/or technology hacking; fluctuations in foreign currency exchange rates; consolidations in the retail grocery and foodservice industries; changes in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business; losses or increased funding and expenses related to our qualified pension and other post-retirement plans; loss of key employees; our ability to protect our intellectual property; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; our ability to successfully operate our international operations in compliance with applicable laws and regulations; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, foodservice, food ingredient, private label, refrigerated and active nutrition food categories.

Contact:

Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626

EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES
The Company uses Adjusted EBITDA, a non-GAAP measure, in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EBITDA is not prepared in accordance with U.S. GAAP, as it excludes certain items as listed below, and may not be comparable to similarly-titled measures of other companies.
The Company believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because (i) we believe it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents.
Preliminary Adjusted EBITDA for the quarter ended June 30, 2016 reflects adjustments for net interest expense, income taxes, depreciation and amortization, as well as the following adjustments:

a.
Non-cash mark-to-market adjustments interest rate swaps: The Company has excluded the impact of non-cash mark-to-market adjustments on interest rate swaps due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates and the amount and frequency of such adjustments are not consistent.

b.
Non-cash stock-based compensation: The Company’s compensation strategy includes the use of stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with shareholders’ investment interests. The Company has excluded non-cash stock-based compensation as non-cash stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and do not contribute to meaningful comparisons of the Company’s operating performance to other periods.

c.
Integration costs: The Company has excluded costs incurred to integrate acquired or to-be-acquired businesses as the Company believes these exclusions allow for more meaningful evaluation of the Company’s current operating performance and comparisons of the Company’s operating performance to other periods. The Company believes that such costs are generally not relevant to assessing or estimating the long-term performance of acquired assets as part of the Company, and are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisition. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Also, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding these expenses, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. Furthermore, the Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance.

d.
Restructuring and plant closure costs: The Company has excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, the Company believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

e.
Loss on assets held for sale: The Company has excluded losses recorded to adjust the carrying value of facilities and other assets classified as held for sale as such adjustments represent non-cash items and the amount and frequency of such adjustments are not consistent. Additionally, the Company believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

f.
Provision for legal settlement: The Company has excluded gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation as the Company believes such gains and losses do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

g.
Mark-to-market adjustments on commodity hedges: The Company has excluded the impact of mark-to-market adjustments on commodity hedges due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. Additionally, these adjustments are primarily non-cash items and the amount and frequency of such adjustments are not consistent.

h.
Foreign currency gains and losses on intercompany loans: The Company has excluded the impact of foreign currency fluctuations related to intercompany loans denominated in currencies other than the functional currency of the respective legal entity in evaluating company performance to allow for more meaningful comparisons of performance to other periods.

RECONCILIATION OF PRELIMINARY NET EARNINGS TO PRELIMINARY ADJUSTED EBITDA (Unaudited)
(in millions)

Three Months Ended June 30,
2016
Preliminary Net Earnings	$3.3
Income tax benefit	(1.2)
Interest expense, net	77.3
Non-cash mark-to-market adjustments on interest rate swaps	62.6
Depreciation and amortization	75.7
Non-cash stock-based compensation	4.5
Integration costs	3.3
Restructuring and plant closure costs	0.7
Loss on assets held for sale	1.1
Provision for legal settlement	10.0
Mark-to-market adjustments on commodity hedges	(6.4)
Foreign currency loss on intercompany loans	0.1
Preliminary Adjusted EBITDA	$231.0
Preliminary Adjusted EBITDA as a percentage of Preliminary Net Sales	18.5%